Exhibit 21.1

INERGY, L.P.

Subsidiaries of the Registrant

Name	Jurisdiction of Formation
Inergy Acquisition Company, LLC	Delaware
Inergy Canada Company	Canada
Inergy Finance Corp.	Delaware
Inergy Gas, LLC	Delaware
Inergy Propane, LLC	Delaware
Inergy Sales & Service, Inc.	Delaware
Inergy Transportation, LLC	Delaware
L & L Transportation, LLC	Delaware
Stellar Propane Service, LLC	Delaware

Certain subsidiaries of Inergy, L.P. do business under the following names:
Arrow Gas
Arrow Gas (Indiana)
Bastrop Propane
Baystate Arrow
Best Butane Co.
Blue Flame
Bluffton Propane
Bob White’s LP Gas
Bradley Propane
Burnet Propane
Burnwell Gas
C & H Thru-Gas
C&H Tru-Gas
Centex Butane Co
Central Carolina Gas
Chetck Tru-Gas
Chetek Tru-Gas
Chiefland Tru-Gas
Coleman Propane
Coleman’s Putman Propane
Commercial Tru-Gas of Melbourne
Country Gas
Deck’s Propane
Difeo Dustin Oil
Difeo Oil & Propane
Direct Propane
Dobbins Propane
Dorsey Propane Gas Company

Name	Jurisdiction of Formation
Early Tru-Gas
East Side Gas
Economy Tru-Gas
Farmers LP Gas Co.
Frankston Reliance Gas Co.
Fuels by Keith
Gas Tec
Gaylord Gas
Gilbert Gas Co.
Gilmer Butane Gas & Electric
Great Lakes Propane
H&S Gas
H. John Davis
H.J. Davis
Hall Propane Co.
Hancock Gas Company
Hancock Gas Service
Hancock Propane Company
Harper/Shelby LP Gas
Hiawatha Valley Gas
High Springs Tru-Gas
Highland Propane Company
Hoosier Propane
Independent Gas Co.
Independent Propane
Inergy Services
Ira Wyman
Isch Gas & Water Conditioning
Johnson & Johnson
Johnson Gas and Appliance
Kay-Dawson
Kissimmee St. Cloud Gas Co.
Knowles LP Gas
Lagasco Propane
Lakes Propane
Langston Propane Gas Company
Live Oak Gas Co.
Lowe Brothers & Dad
Maingas
Marion County Tru-Gas
Marshall Propane
McBride Oil and Gas
McCracken Propane
McGee Oil
Menomonie Tru-Gas
Merle

Name	Jurisdiction of Formation
Mid-Hudson Valley Gas
Midtex LP Gas
Midwest Bottl Gas Co
Midwest Bottled Gas Co. La Crosse
Midwest Bottled Gas Co. Mondovi
Midwest Bottled Gas Co. of Minnesota
Modern Gas
Modern Gas Company
Morning Tru-Gas
Mount Vernon Bottled Gas
Nelson Propane
North Star Blue Flame
Ohio Gas
Old Town Tru-Gas
Olsen’s LP Gas
Ottawa Gas
Parks Propane
Pearl Gas
Penny’s Propane Co.
Peoples Gas and Appliance
Petersen Propane Company
Petro Propane Fuels
Phillips Oil & Propane
Pittman Heating and Cooling
Plum Creek Propane
Premier Propane
Pro Gas Sales & Service
Propane Gas Service Co.
Pulver Gas
Punderson Oil Company
Quality (Star Gas) Propane Service
Reedgas
Reliance Gas Co.
Rosado Propane
Rural Natural Gas
Rural-Loveland Gas
Saam Oil
Saam Propane
Sarpol Gas
Shade
Shelby LP Gas
Shirley-Bottled Gas
Silgas
Southeast Propane
Southwest Georgia Propane Gas
Spe-D-Gas Company

Name	Jurisdiction of Formation
Star Gas Propane
Star Gas Service

Stateline LP Gas
Steffen Oil
Sullivan County Gas Service
Tarkington Propane
Taylor Propane Gas Co.
Thrifty Tru-Gas
Tomah LP Gas Service
Troup Tru-Gas & Appliance
Tru-Gas
Tru-Gas Eau Claire
Ultramar Homenergy
United Propane
Wilhoyte Gas LP
Willis Propane
Will’s Gas
Yetters